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EXHIBIT 23

                  CONSENT OF INDEPENDENT AUDITORS





The Board of Directors
The St. Paul Companies, Inc.:

We consent to incorporation by reference in the Registration Statements on Form S-8 (SEC File No. 2-69894, No. 33-15392, No. 33-20516, No. 33-23446, No. 33-23948, No. 33-24220, No. 33-24575, No.
33-26923, No. 33-49273 and No. 33-56987) and Form S-3 (SEC File No.
33-33931 and No. 33-50115) of The St. Paul Companies, Inc., of our report dated January 26, 1995, relating to the consolidated balance sheets of The St. Paul Companies, Inc. and subsidiaries as of December 31, 1994 and 1993, and the related consolidated statements of operations, common shareholders' equity and cash flows for each of the years in the three-year period ended December 31, 1994, and all related schedules, which report appears in the December 31, 1994 annual report on Form 10-K of The St. Paul Companies, Inc.
Our report refers to changes in the method of accounting for certain investments, reinsurance, income taxes and postretirement benefits.



Minneapolis, Minnesota                 /s/ KPMG Peat Marwick LLP
March 27, 1995                         -------------------------
                                           KPMG Peat Marwick LLP